Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "AGREEMENT") is effective this 20th day of November, 2000, (the "EFFECTIVE DATE") by and between INFINITE GRAPHICS INCORPORATED, a Minnesota corporation (the "CORPORATION"), and CLIFFORD F. STRITCH, JR., a Minnesota resident (the "EMPLOYEE").

                                    RECITALS

         WHEREAS, the Employee has served as the Corporation's Chief Executive Officer since 1970, and as a director of the Corporation since 1970; and

         WHEREAS, the Employee beneficially owns approximately 30% of the issued and outstanding shares of Common Stock of the Corporation; and

         WHEREAS, the Corporation and the Employee recognize the importance to the Corporation of obtaining the Employee's loyalty and protecting the Corporation's rights with respect to its customers, business information and Inventions; and

         WHEREAS, the parties acknowledge that the present market for the Corporation's Common Stock may not provide sufficient liquidity for the orderly disposition of the shares of the Corporation's Common Stock held by the Employee; and

         WHEREAS, in entering into this Agreement, the Corporation seeks to induce the Employee's continued employment and his contributions to the Corporation, and to provide for an orderly disposition of shares of Corporation's Common Stock held by the Employee upon the occurrence of certain events; and

         WHEREAS, the Corporation believes that the achievement of the foregoing will be in the best interests of the Corporation and its shareholders.

                                    AGREEMENT

         In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

         1) Nature and Capacity of Employment. The Corporation hereby agrees to continue to employ the Employee as its Chief Executive Officer, pursuant to the terms of this Agreement, and shall have all the duties, power, status and authority of a Chief Executive Officer. The Employee agrees to perform, or be available to perform, on a full-time basis, the functions of this position, pursuant to the terms of this Agreement. The Employee shall continue to report to the Corporation's Board of Directors and to be nominated for election as a director of the Corporation.


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         2) Term of Employment. The Employee understands that his employment with the Corporation is at will and may be terminated at any time by the Corporation, with or without Cause, upon ninety (90) days written notice to the Employee by the Corporation. The Employee also agrees to give the same number of days written notice to the Corporation prior to his resignation becoming effective. The Employee's last date of employment is referred to herein as the "TERMINATION DATE." This Agreement shall automatically terminate 12 years from the Effective Date (the "EMPLOYMENT TERM") if the Employee remains employed by the Corporation as of that date.

         3) Annual Base Salary. On the Effective Date, and on each anniversary thereof, the Board of Directors of the Corporation shall establish the Employee's annual base salary, which shall never be less than $175,000 per year (the "BASE SALARY"). The Base Salary shall be payable in accordance with the Corporation's normal payroll practices for executive employees.

         4) Discretionary Annual Bonus. Employee shall be eligible for an annual bonus in addition to the Base Salary (the "BONUS") which will provide the Employee with compensation equal to 50% of the Base Salary, as currently in effect at the time the Bonus is determined, upon achievement of target performance goals (and a lesser or greater amount for under or overachievement of such targets), which shall be based primarily on the Corporation's financial performance, as established annually by the Board of Directors, after consultation with the Employee.

         5) Stock Options. Employee shall be entitled to participate in the Corporation's stock option plan(s) pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Corporation's executives generally and in accordance with the Corporation's normal schedule for granting options. Such options shall be exercisable for a period of not less than one year after the Employee's employment ends pursuant to a termination without Cause or resignation for Good Reason, unless further extended by the Board of Directors. The Employee acknowledges and understands that the foregoing requirements may restrict his ability to receive incentive stock options.

         6) Employee Benefits; Vacation. The Employee shall be entitled to participate in all retirement plans and all other employee benefits and policies made available by the Corporation to its executive officers so long as employed by the Corporation, and all payments or other benefits paid or payable to the Employee under any such employee benefit plan or program of the Corporation shall not be affected or modified by this Agreement and shall be in addition to the Base Salary and Bonus payable by the Corporation to the Employee under this Agreement. Notwithstanding the foregoing, the Corporation shall provide to Employee disability insurance providing benefits during disability of not less than 75% of Base Salary and shall provide life insurance on the life of the Employee (and payable to the Employee's named beneficiary) in an amount of not less than $1,500,000. The Corporation shall, as soon as practicable, establish a supplemental retirement plan for the Employee upon terms mutually agreed upon by the Employee and the Board. In addition, Employee shall be entitled to other benefits as determined by the Board of Directors.


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         The Employee shall be entitled to vacation time in an amount which will not reasonably interfere with the Employee's duties as Chief Executive Officer, but not less than six weeks during each fiscal year. Any such vacation shall not result in a reduction of the annual Base Salary or Bonus, if any, payable to Employee pursuant to this Agreement.

         In addition to the foregoing, the Employee shall be entitled to receive during the term of this Agreement each of the following benefits or perquisites:

                  (a) Use of leased or owned automobile at the sole expense of the Corporation, which shall be new every four years, and payment or reimbursement of all expenses associated therewith;

                  (b) An annual discretionary business spending allowance of $6,000;

                  (c) Payment or reimbursement of estate and financial planning expenses up to $2,500 per year;

                  (d) Payment or reimbursement of travel expenses (including airfare, ground transportation, meals and lodging) for Employee's spouse on any business trip for the Corporation; and

                  (e) Payment or reimbursement for the premium cost of a general liability umbrella policy covering the Employee during and for a reasonable period after employment in an amount not less that $2,000,000.

         7) Business Expenses. The Corporation will pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in the performance of Employee's duties under this Agreement, subject to compliance by Employee with the Corporation's policies for such expense reimbursements. If any business expense reimbursement or spending allowance is later determined to be not deductible as such by the Corporation, the Corporation may treat such disallowed amount as additional compensation to the Employee, subject to federal and state withholding to the extent required by law.

         8) Undertakings of the Employee. The Employee agrees to spend his full working time and effort in performance of the duties as Chief Executive Officer so long as employed by the Corporation; and he shall not, during his employment with the Corporation, without prior written approval of the Board of Directors of the Corporation, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which the Employee owns less than 5% of the issued and outstanding capital stock of such corporation) any corporation or other business entity which is a significant competitor, supplier or customer of the Corporation. Notwithstanding the foregoing, the Employee may serve on such corporate and civic boards and attend to personal and family business matters during the Employment Term, provided that any such service on a corporate board shall be approved in advance by the Board of Directors of the Corporation.


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         9) Employee's employment under this Agreement will terminate prior to the expiration of the Employment Term upon the occurrence of any of the following events

                  (a) The Employee dies or becomes Disabled.

                  (b) The Corporation elects to terminate Employee's employment under this Agreement for Cause.

                  (c) Employee elects to terminate his employment under this Agreement (other than for Good Reason).

                  (d) The Corporation elects to terminate Employee's employment under this Agreement without Cause.

                  (e) Employee elects to terminate his employment under this Agreement for Good Reason (as defined below).

                  (f) For purposes of this Agreement, the following definitions shall apply:

                  "Disabled" shall mean any mental or physical condition that has continued for a period of twelve months and that renders Employee unable to perform the essential functions of his position, with reasonable accommodation, as defined by various state and federal disability laws.

                  "Cause" shall mean:

                           (i) any fraud, theft, or embezzlement by the Employee
                  in connection with the business of the Corporation; or

                           (ii) the Employee's conviction of a felony or
                  entrance of a plea of guilty or nolo contendre to a felony.

                  The Board shall, by a majority affirmative vote, determine that Cause has occurred, and the Corporation shall give to the Employee written notice which specifically identifies the facts which the Board believes constitute Cause.

                  "Good Reason" shall mean:

                           (i) any reduction in either the Employee's rate of
                  Base Salary described in Section 3 above, eligibility to receive the Bonus described in Section 4 above, stock options described in Section 5 above and/or any employee benefits described in Section 6 above;

                           (ii) the Corporation materially diminishes or
                  interferes with the Employee's duties, power, authority or responsibilities;


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


                           (iii) any material adverse change in the Employee's
                  status as an executive of the Corporation;

                           (iv) the breach by the Corporation of a material term
                  of this Agreement;

                           (v) the relocation of the Employee's principal place
                  of employment to a location outside the metropolitan Minneapolis, Minnesota area;

                           (vi) the Corporation's failure to obtain an
                  assignment of this Agreement to a successor under Section 17(d); or

                           (vii) there occurs a Change in Control of the
                  Corporation (as defined below) and the Employee has continued in the employment of the Corporation under the terms of this Agreement for the ninety day period after the Change in Control, provided that the Employee gives notice of termination pursuant to this item (vii) prior to the 180th day following the Change in Control.

                  Provided that, in the case of items (i)-(iv), the Employee has given the Corporation written notice that sets forth the facts he believes constitute Good Reason, and the Corporation has not cured such breach within thirty days of such notice.

                  (g) For purposes of this Agreement, a "CHANGE IN CONTROL" of the Corporation shall mean a change in control after March 1, 2001 which would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), whether or not the Corporation is then subject to such reporting requirements including, without limitation, if:

                           (i) any "person" (as such term is used in Section
                  13(d) and 14(d) of the Exchange Act, but not including the Employee) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities.

                           (ii) a majority of the Corporation's directors were
                  not nominated for election, or appointed as directors, by the Board of Directors;

                           (iii) the stockholders of the Corporation approve a
                  merger or consolidation of the Corporation with any other person which would result in the combined voting and equity interest of the shareholders immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities or other equity interest of the merged or consolidated entity) 50% or less of the combined equity interest of such merged or consolidated entity outstanding immediately after such merger or consolidation;


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


                           (iv) the stockholders of the Corporation approve (i)
                  a plan of complete liquidation of the Corporation or (ii) the sale or disposition, in a transaction or a series of related transactions, of more that 65% of the assets of the Corporation, including the assets of any direct of indirect subsidiary of the Corporation, to any person that is not owned, directly or indirectly, in substantially the same percentage by the shareholders of the Corporation immediately prior to such sale or other disposition; or

                           (v) the Corporation ceases to be subject to the
                  reporting requirements of the Exchange Act.

         10) Benefits Upon Termination. If Employee's employment under this Agreement is terminated during the Employment Term, as provided in Section 9 above, Employee shall be entitled to the following benefits:

                  (a) If Employee's employment under this Agreement is terminated pursuant to Section 9(a), (b) or (c), such termination is effective on the Termination Date and the Corporation will continue to pay Employee's Base Salary and any Bonus earned through the Termination Date and will pay on the Termination Date any amounts then payable to the Employee, including but not limited to accrued vacation. In the event Employee is Disabled, the Corporation may offset any payments of Base Salary prior to termination of Employee's employment by the amount of any disability income insurance payments received by the Employee under a policy that the Corporation maintains for the Employee's benefit. If the Employee's employment under this Agreement is terminated pursuant to Section 9(a), the Corporation shall continue at its own expense the health and life insurance benefits described in
         Section 6 to Employee and the Employee's family until the Employee attains age 65 (in the case of Disability) and shall continue (or in the case of the Employee's death, shall provide) continued health insurance benefits to the Employee's spouse until the Employee's spouse attains age 65; provided, however, that the Corporation's aggregate annual cost for the premiums for such health benefits shall not exceed $10,000. The Employee shall be eligible for any other benefits to which he is entitled under any benefit plan or program at the time of termination or as otherwise required by law.

                  (b) If Employee's employment under this Agreement is terminated pursuant to Section 9(d) or 9(e), such termination shall be effective as of the Termination Date and the Corporation will continue to pay Employee's Base Salary and any Bonus earned through the Termination Date and will pay on the Termination Date any amounts then payable to the Employee, including but not limited to accrued vacation. Thereafter, the Employee shall receive a severance payment (the "SEVERANCE PAYMENT") equal to 2.99 times the average of the annual Base Salary plus annual Bonus actually paid to the Employee during the five fiscal years prior to the year in which the termination occurs, which amount shall be payable in a single lump sum within 30 days of the Termination Date, less state and federal taxes and any other required withholding. Such Severance Payment shall be in addition to any other payments to be made to the Employee after the Termination date (including but not limited to the amount payable under Section 13).


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


         The Corporation shall continue at its own expense the health, life and disability benefits described in Section 6 to Employee and/or Employee's family until the Employee attains age 65 and shall continue health insurance thereafter until the Employee's spouse attains age 65; provided, however, that the Employee's participation in the Corporation's health, life and disability benefit plans described in
         Section 6 shall cease on any earlier date that the Employee becomes eligible for benefits from a subsequent employer which are comparable in coverage and cost as the similar benefit plan maintained by the Corporation; provided, however, that the Corporation's aggregate annual cost for the premiums for such health benefits shall not exceed $25,000. In the event that the Corporation is prevented by law or by the terms of any insurance policy from including the Employee in an employee benefit plan or program, the Corporation shall pay the Employee the cost of obtaining comparable or alternative or individual coverage elsewhere; provided, however, that such cost, when combined with the cost of other health, life and disability benefits described herein, shall not exceed $25,000 on an annual basis. In addition, the Employee, or the estate of the Employee, shall be 100% vested with respect to any stock options referenced in Section 5 hereof.

                  (c) If, in the opinion of tax counsel selected by the Corporation and acceptable to the Employee, the Severance Payment plus all other payments or benefits pursuant to this subsection 10(b) which constitute "parachute payments" within the meaning of Code Section 280G(b)(2) exceeds the amount that is deductible by the Corporation by reason of Section 280G, and in the opinion of such tax counsel, the Severance Payment (in its full amount or as partially reduced, as the case may be) plus all other payments or benefits pursuant to this subsection 10(b) which constitute "parachute payments" within the meaning of Section 280G(b)(2) and do not constitute reasonable compensation for services actually rendered or to be rendered, within the meaning of Section 280G(b)(4), the Severance Payment shall be reduced by the excess of the aggregate "parachute payments" that would be paid to or for the Employee without any portion of such "parachute payments" not being deductible by reason of Code Section 280G. The value of any non-cash benefit or any deferred cash payments pursuant to subsection 10(b) shall be determined by the Corporation in accordance with the principles of Code Sections 280G(d)(3) and (4). Nothing in this subsection shall limit the payments required to be made to the Employee pursuant to Section 13 below.

                  If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Corporation in applying the terms of this subsection, the aggregate "parachute payments" paid to or for the Employee's benefit pursuant to this subsection 10(b) are in an amount that would result in any portion of such "parachute payments" not being deductible by the Corporation by reason of Code Section 280G, then the Employee shall have an obligation to pay the Corporation upon demand an amount equal to the sum of (A) the excess of the aggregate "parachute payments" paid to or for the Employee's benefit over the aggregate "parachute payments" that would have been paid to or for the Employee's benefit without any portion of such "parachute payments" not being deductible by reason of Code Section 280G; and (B) interest on the amount set forth in clause (A) of this sentence at


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


         the applicable Federal rate (as defined in Code Section 1274(d)) from the date of the Employee's receipt of such excess until the date of such payment.

                  (d) After application of the limitations set forth in subsection 10(c) above, should any payments under Section 13 (either with regard to such payments only or when aggregated with any other payments hereunder or contemplated hereby) be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as may be amended, or any successor or similar provision thereto, or comparable state or local tax laws, the Corporation shall pay to Employee such additional compensation (including any income and excise taxes payable by Employee with respect to such additional income) to place the Employee in the same after-tax position he would have been in had no such excise tax (and any interest or penalties thereon) been paid or incurred. The Corporation shall pay such additional compensation upon the earlier of the (i) the time at which the Corporation withholds such excise tax from any payments to Employee; or
         (ii) 30 days after Employee notifies the Corporation that Employee has paid such excise tax pursuant to a tax return filed by Employee which takes the position that such excise tax is due and payable in reliance on a written opinion of the Corporation's tax counsel acceptable to the Employee that it is more likely than not that such excise tax is due and payable, or, if later, the date the IRS notifies Employee that such amount is due and payable.

                  Without limiting the obligation of the Corporation hereunder, Employee agrees, in the event Employee makes any payment pursuant to the preceding sentence, to negotiate with the Corporation in good faith with respect to procedures reasonably requested by the Corporation which would afford the Corporation the ability to contest the imposition of such excise tax; provided, however, that Employee will not be required to afford the Corporation any right to contest the applicability of any such excise tax to the extent that Employee reasonably determines that such contest is inconsistent with the overall tax interests of Employee.

                  The Corporation agrees to hold in confidence and not to disclose, without Employee's prior written consent, any information with regard to Employee's tax position which the Corporation obtains pursuant to this subsection, except to the extent ordered to do so pursuant to a lawful subpoena or pursuant to any federal or state securities laws and regulations.

         If the Corporation fails to make timely payment of any amount due to the Employee under this Agreement within 30 days of the due date thereof, (other than as a result of the Employee's prior material breach of the provision of this Agreement) then, in addition to any other remedies for a breach of this Agreement, the Employee shall no longer be restrained from competing against the Corporation pursuant to Section 13.

         11) Confidential Information. "CONFIDENTIAL INFORMATION" means any information that the Employee learns or develops during the course of employment that derives independent economic value from being not generally known or readily ascertainable by other persons who could obtain economic value from its disclosure or use, and includes, but is not limited to, trade


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secrets, and may relate to such matters as research and development, manufacturing processes, management systems and techniques, or sales and marketing.

         The Employee agrees not to directly or indirectly use or disclose any Confidential Information for the benefit of anyone other than the Corporation either during his employment with the Corporation or thereafter. For purposes hereof, Confidential Information shall also include any information beneficial to the Corporation or its subsidiaries which is not generally known and for which the Corporation has taken reasonable steps to protect and shall include, but is not limited to, the methods of research and testing, customer lists, vendor lists and financial information. The Employee recognizes that the Confidential Information constitutes a valuable asset of the Corporation and hereby agrees to act in such a manner as to prevent its disclosure and use by any person unless such uses for the benefit of the Corporation. The Employee's obligations under this Section 11 are unconditional and shall not be excused by any conduct on the part of the Corporation, except prior voluntary disclosure by the Corporation. Information shall cease to be Confidential Information from and after the date it becomes public information (other than as a result of the Employee's acts or in violation of this Agreement).

         12) Inventions. The Employee agrees to promptly disclose to the Corporation in writing any invention, improvement, work of authorship, discovery or idea (whether patentable or not and including those which may be subject to copyright protection) generated, conceived or reduced to practice by the Employee alone or in conjunction with others, during or after working hours, while an employee of the Corporation ("INVENTIONS"); and all such Inventions shall be the exclusive property of the Corporation and are hereby assigned to the Corporation, except if the Inventions does not relate to the existing or reasonably foreseeable business interests of the Corporation, the Corporation may, in its sole discretion, release or license that Invention to the Employee upon written request.

         Further, the Employee shall, at the Corporation's expense, give the Corporation all assistance it reasonably requires to perfect, protect and use its rights to Inventions. In particular, but without limitation, the Employee shall sign all documents, do all things and supply all information that the Corporation may deem necessary or desirable to;

                  (a) Transfer or record the transfer of the Employee's entire right, title and interest in Inventions; and

                  (b) Enable the Corporation to obtain patent, copyright or trademark protection for Inventions anywhere in the world.

         The obligations of the Employee under this Section 12 shall continue beyond the Termination Date with respect to Inventions conceived or made by the Employee during his employment with the Corporation and shall be binding upon assigns, executors, administrators and other legal representatives of the Employee. For purposes of this Agreement, any Invention relating to the business of the Corporation for which the Employee markets a new competitive product, files a patent application or seeks copyright protection within six months after the Termination Date shall be presumed to be an Invention conceived by the Employee during his employment with the Corporation, subject to proof to the contrary by good faith, written and


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duly corroborated records establishing that such Invention was conceived and made following Termination Date.

         NOTICE: Pursuant to Minnesota Statutes, Section 181.78, the Employee is hereby notified that this Section 12 does not apply to any Invention for which no equipment, supplies, facility or trade secret information of the Corporation was used and which was developed entirely on the Employee's own time, and which does not relate directly to the business of the Corporation or to its actual or demonstrably anticipated research or development, or which does not result from any work performed by the Employee for the Corporation.

         13) Non-Competition. "CORPORATE PRODUCT" means any product or service, (including any component thereof and any research to develop information useful in connection with a product or service) that is being designed, developed, manufactured, marketed or sold by the Corporation or with respect to which the Corporation has acquired Confidential Information which it has devoted substantial effort and expense to use in the design, development, manufacture, marketing or sale of a product or service.

         "COMPETITIVE PRODUCT" means any product or service (including any components thereof and any research to develop information useful in connection with the product or service) that is being designed, developed, manufactured, marketed or sold by anyone other than the Corporation, and is of the same general type, performs similar functions or is used for the same purposes as a Corporate Product which the Employee worked on or assisted the Corporation in marketing during the last four years of employment or about which the Employee received or had knowledge of Confidential Information.

         The Employee agrees that, during his employment with the Corporation and for a period of five years following the Termination Date (the "POST TERMINATION NON-COMPETE PERIOD"), the Employee shall not, directly or indirectly, render services to any person or entity in connection with the design, development, manufacture, marketing or sale of a Competitive Product that is sold or intended for use or sale in any geographic area in which the Corporation actively markets a Corporate Product, or intends to actively market a Corporate Product of the same general type or function. It is expressly understood that the Employee is free to work for a competitor of the Corporation provided that such employment does not include any responsibilities for or in connection with a Competitive Product.

         During such Post Termination Non-Compete Period, the Employee shall continue to receive an annual payment equal to 75% of the average of the annual Base Salary plus the annual Bonus actually paid to the Employee for the three fiscal years prior to the Termination Date, which shall continue to be paid at the same time as the Corporation's standard payroll for its executive officers. However, payments made to Employee for obligations under this paragraph 13 shall not exceed the sum of $150,000 per year, gross income. If the Employee dies during a Post Termination Non-Compete Period, then the Corporation shall be obligated only to make payments hereunder up and through the month of the Employee's death. Notwithstanding Section 10(c), the Employee's entitlement to receive payments pursuant to this Section 13 during the Post Termination Non-Compete Period shall be absolute (subject to relief as described below), and the Corporation shall be obligated to make payments pursuant to this Section 13


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even though the Employee may be in breach of this Section 13, in which case, the
Corporation's sole remedy shall be to enjoin the Employee from violating the provisions of this Section 13, subject, however, to a court order following a full adjudication of the issues by a court of competent jurisdiction which may provide for remedies in addition to injunctive relief, such as ordering, following such full adjudication, that the Corporation may be relieved of its obligation to make payments pursuant to this Section 13 if the Employee is found in breach hereof.

         In the event of the Corporation's failure to timely pay any amounts provided for in this Section 13 within five days of the due date thereof (other than as a result of the Employee's prior breach of the Section 13), the Corporation shall pay interest on such unpaid amounts at an annual rate equal to the highest interest rate charged to the Corporation by any of its commercial lenders from time to time. If the Corporation fails to make timely payment of any amount due to the Employee under this Agreement, then, in addition to any other remedies for a breach of this Agreement, the Employee shall no longer be restrained from competing against the Corporation pursuant to this Section 13, but the Employee shall remain entitled to the payments provided above during the remaining Non-Competition Period.

         The Employee understands and acknowledges that, as of the Effective
Date: (i) Corporate Products include film, glass or quartz substrate phototools that are used primarily in the manufacture of intricate, precise electronic circuits used for circuit boards, semiconductors or flat panel displays; and
(ii) the geographic market in which the Corporation is actively marketing its Corporate Products is the United States of America. The Employee understands and acknowledges that the foregoing description of Corporate Products and the geographic market may change, and the provisions of this Section 13 shall apply to the Corporate Products and the geographic market of the Corporation in effect upon the Termination Date.

         14) Registration Rights. The Corporation agrees to grant to the Employee, beginning on the Termination Date, those registration rights set forth in this Section 14 with respect to all shares of the Corporation's Common Stock beneficially owned by the Employee on the Termination Date (the "REGISTRABLE STOCK"). All registration rights shall terminate and be of no further force and effect five years after the Termination Date.

                  (a) At any time after the Termination Date, the Employee may by notice in writing to the Corporation request the Corporation to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), all or any portion of shares of Registrable Stock held by the Employee for sale in the manner specified in such notice. Notwithstanding the foregoing, the Corporation will not be required to seek to cause a registration statement to become effective pursuant to this Section 14: (i) within a period of 90 days after the effective date of a registration statement filed by the Corporation; PROVIDED, HOWEVER, that the Corporation shall use its best efforts to cause a registration requested hereunder to be declared effective promptly following such period if such request is made during such period; or
         (ii) if the Corporation furnishes to the Employee a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation or its stockholders for a registration statement to be filed at such time, or that it would require disclosure of material nonpublic information relating to the Corporation which, in



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         the reasonable opinion of the Board of Directors, should not be disclosed, then the Corporation's obligation to use all reasonable efforts to register, qualify or comply under this Section 14(a) shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Employee.

                  Following receipt of any notice given under this Section 14(a), the Corporation shall use its best efforts to register under the Securities Act the number of shares of Registrable Stock specified in such notice from the Employee. If and to the extent that such Registrable Stock may be registered on Form S-3 (or its equivalent), the Corporation shall use its best efforts to register such shares, but the Corporation shall not be obligated to register such shares pursuant to this sentence on more than three occasions. If and to the extent Form S-3 is not available on which to register such Registrable Stock, the Corporation shall be obligated to register the Employee's Registrable Stock under this Section 14(a) on one occasion only; PROVIDED, HOWEVER, that such obligation will be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in the Employee's notice (and which have not been registered on Form S-3 or withdrawn for sale under the method of disposition specified by the Employee), becomes effective.

                  (b) Whenever the Corporation proposes to file a registration statement in connection with the proposed offer and sale of any of its securities after the Termination Date, the Corporation shall give written notice thereof to the Employee. Upon the Employee's written request given within twenty (20) days after receipt of the Corporation's notice, the Corporation shall use its best efforts to cause all such shares of Registrable Stock as the Employee requests, to the extent the registration form to be used may be used for the registration of the Employee's Registrable Stock then owned, to be included in such registration. Notwithstanding the foregoing, the Corporation need not include the Registrable Stock in any registration statement if the underwriter or managing underwriter with respect to such proposed public offering determines, and has a reasonable basis for determining, that such inclusion would be inadvisable or detrimental to the success of that offering.

                  (c) If the Corporation is required under Section 14(a) or 14(b) hereof to effect the registration of Registrable Stock under the Securities Act, the Corporation shall, at its expense, as expeditiously as possible:

                           (i) Pursuant to the Securities Act, prepare and file
                  with the Securities and Exchange Commission (the "COMMISSION") a registration statement respecting the Registrable Stock and use its best efforts, including preparing and filing all reasonably necessary amendments and supplements to cause such registration statement to become and remain effective until the Registrable Stock covered by such registration statement has been sold, but for no longer than two years following the effective date of such registration; provided, however, that if Form S-3 is not available for such amendments or supplements, then the cost of such amendments or supplements required more than one year after the date such registration statement first became effective shall be shared equally between the

                  Corporation and the Employee; FURTHER, PROVIDED, before filing the registration statement or any amendments or supplements thereto relating to the registration under this Section 14 above, the Corporation shall furnish to counsel for the Employee copies of all such documents proposed to be filed, which documents shall be subject to review and comment of such counsel;

                           (ii) Enter into such customary agreements (including
                  underwriting agreements in customary form) and take all such other actions as the Employee or the underwriters, if any, reasonably request to expedite or facilitate the disposition of the Registrable Stock (including effecting a stock split or a combination of shares);

                           (iii) Furnish to the Employee such reasonable number
                  of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Employee may reasonably request to facilitate the public offering of such securities;

                           (iv) Register or qualify, at its sole expense, the
                  Registrable Stock under Minnesota securities laws. The Corporation shall cooperate reasonably with the Employee to register or qualify the Registrable Stock under such state securities or blue sky laws of such jurisdictions other than
                  Minnesota: (A) as are reasonably appropriate for distributing the Registrable Stock; or (B) as the Employee may reasonably request within ten (10) days following the original filing of such registration statement; PROVIDED, HOWEVER, that the Corporation shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; and FURTHER, PROVIDED, that the Corporation shall not be responsible for, or bear any costs or expenses with respect to, the Employee's compliance with the securities laws of any state other than Minnesota in the sale of all or any part of the Registrable Stock, but may assist the Employee, at his cost, with respect to such compliance. The Corporation may require that the Employee advance amounts to the Corporation which the Corporation determines is sufficient to cover expenses which would otherwise be payable by the Employee hereunder, as a condition to the Corporation's fulfillment of any of its conditions under this Section 14.

                           (v) Notify the Employee, at any time when a
                  prospectus relating to the Registrable Stock must be delivered under the Securities Act, that an event has occurred as the result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, at the Employee's request, prepare a supplement or amendment to such prospectus as may be necessary to correct any such statements or omissions;

                           (vi) If the Commission or any state securities
                  commission or agency issues a stop order suspending the effectiveness of such registration statement or suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in the registration statement for sale in any jurisdiction, the Corporation shall use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued;

                           (vii) Make available for inspection by the Employee
                  any underwriter participating in any disposition under such registration statement and any attorney, accountant or other agent retained by the Employee or any underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such investor, underwriter, attorney, accountant or agent in connection with such registration statement; and

                           (viii) Otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 14(a) of the Securities Act and Rule 158 thereunder.

                  (d) The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation will not be the surviving corporation unless the proposed surviving corporation, before such merger, consolidation or reorganization agrees in writing to assume the Corporation's registration obligations under this Section 14, and for that purpose references hereunder to "REGISTRABLE STOCK" will be deemed to be references to the securities which Employee would be entitled to receive in exchange for shares of the Corporation's Common Stock under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that the provisions of this Section 14(d) will not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if all shareholders are entitled to receive in exchange for their Common Stock consideration consisting solely of: (i) cash; (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act; or (iii) securities of the acquiring Corporation which the acquiring corporation has agreed to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

                  (e) Except as is otherwise provided herein, the Corporation shall bear, respecting each registration effected pursuant to this
         Section 14, all fees, costs and expenses reasonably relating to such registration and the public offering; PROVIDED, HOWEVER: (i) that the Employee and other holders of the Corporation's stock participating in any such registration shall bear their pro rata share of the underwriting discounts and selling commissions; and (ii) the Employee shall bear any such fee, cost or expense which is not customary in such a registration and which is attributable solely to the Employee.

                  (f) The Corporation and the Employee agree to the following indemnification obligations in connection with the registration rights set forth herein:

                  (i) Except as otherwise stated in an underwriting agreement, the Corporation shall indemnify and hold harmless the Employee, and each of his successors, from and against, and shall reimburse the Employee for any and all claims, actions, demands, losses, damages, liabilities, costs and expenses arising out of or based upon: (A) any untrue statement or allegedly untrue statement of any material fact contained in a registration statement, any prospectus contained therein or any amendment or supplement thereto; or (B) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Corporation shall not be liable to the extent that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon information furnished by the Employee.

                           (ii) The Employee shall indemnify and hold harmless
                  the Corporation, each of its directors and officers, each underwriter, if any, of the Corporation's securities covered by such registration, each person who controls the Corporation or such underwriter within the meaning of the Securities Act, from and against, and shall reimburse such parties respecting any and all losses, damages, liabilities, costs or expenses arising out of or based upon: (A) any untrue or alleged untrue statement of any material fact contained in a Registration Statement or any amendment or supplement thereto; or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon written information furnished by the Employee for use in the preparation thereof. In no event shall any indemnity under this Section 14(f) exceed the net proceeds received by the Employee from the sale of Registrable Stock.

                           (iii) A party to be indemnified under this Section 14
                  (an "INDEMNIFIED PARTY") shall promptly notify the indemnifying party of the commencement of any action involving the subject matter of the foregoing indemnity provision. The indemnifying party will have the right to participate in and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party may retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnified

                  Party and any other party represented by such counsel in such proceeding. No indemnifying party shall be liable to an Indemnified Party for any settlement of any action or claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party cannot consent to entry of any judgment or enter into any settlement which does not include an unconditional release of the Indemnified Party.

         15) Indemnification. The Corporation will indemnify the Employee (and his legal representative or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Minnesota, as in effect a the time of the subject act or omission, or the Articles of Incorporation and By-Laws of the Corporation as in effect at such time or on the date of this Agreement, whichever affords or afforded greater protection to the Employee; and the Employee shall be entitled to the protection of any insurance policies the Corporation may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representative or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Corporation or any of its subsidiaries of his serving of having served any other enterprise as a director, officer or employee at the request of the Corporation. The Corporation shall, promptly following its receipt of a written request delivered by the Employee pursuant to Section 15 hereof, advance to the Employee amounts in respect of attorneys' fees and other costs and expenses incurred by him in connection with any such legal proceeding; provided, however, that as a condition to such indemnification, the Employee shall be required to execute an undertaking to repay the amount of any advances made by the Company pursuant to this Section 15 if it is ultimately determined that he is not entitled to be indemnified against such costs and expenses.

         16)      Miscellaneous.

                  (a) This Agreement embodies the entire agreement and understanding among the parties relative to subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (b) This Agreement and the rights of the parties shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota. The venue for any action hereunder shall be in the State of Minnesota, whether or not such venue is convenient, and the parties consent to the jurisdiction of the courts of the state of Minnesota, County of Hennepin, and the United States District Court, District of Minnesota.

                  (c) This Agreement may be in several counterparts and as so executed shall constitute one agreement binding on the parties hereto.

                  (d) Except as herein or otherwise provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns and personal representatives, PROVIDED, HOWEVER, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party; and FURTHER, PROVIDED, that, upon the death of the Employee, the Registration Rights provided for in Section 14 herein shall inure to the benefit of those persons who become holders of Registrable Stock due to a transfer, without consideration, of such Registrable Stock, to a trust established by the Employee or due to the testamentary will or the laws of descent and distribution.

                  (e) All notices, requests and other communications hereunder shall be given in writing and deemed to have been duly given or served if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

                           (i) If to the Corporation, to the address of its then
                  principal executive offices.

                           (ii) If to Employee, to the address last shown in the
                  records of the Corporation.

                  (f) This Agreement shall not be modified or amended except by a written instrument signed by the parties.

                  (g) The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

                  (h) The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

THE CORPORATION:                                  THE EMPLOYEE:

Infinite Graphics Incorporated


By: /s/ Robert P. Larson                          /s/ Clifford F. Stritch, Jr.
    ----------------------------                  -----------------------------
    Its:  Secretary                               Clifford F. Stritch, Jr.